Exhibit 21

FORESTAR GROUP INC.

SUBSIDIARIES

Subsidiary Name	Jurisdiction	Ownership

Forestar (USA) Real Estate Group Inc.	Delaware	100.0%
242, LLC	Texas	50.0%
4S/RPG Land Company, L.P.	Texas	55.0%
Arrowhead Ranch Utility Company LLC	Texas	100.0%
Azalea/Lantana, L.P.	Texas	55.0%
Bandera/Lantana, L.P.	Texas	55.0%
Bellaire/Lantana, L.P.	Texas	55.0%
Blackberry Island, LP	Texas	75.0%
Brazos/Lantana, L.P.	Texas	55.0%
CL/RPG Land Company, L.P.	Texas	55.0%
CL Realty, L.L.C.	Delaware	50.0%
Carlisle/Lantana II, L.P.	Texas	55.0%
Chandler Road Properties, L.P.	Texas	50.0%
Dalmac-Shelton Fannin Farms, LTD	Texas	50.0%
Double Horn Water Supply Corporation, Inc.	Texas	100.0%
FirstLand Investment Corporation	Texas	100.0%
Forestar/Fortuna Land Company, LLC	Delaware	60.0%
Forestar Hotel Holding Company Inc.	Nevada	100.0%
Capitol of Texas Insurance Group Inc	Delaware	100.0%
Top of Westgate, Inc.	Texas	100.0%
CCA Hospitality, Inc.	Texas	100.0%
Forestar Minerals LLC	Delaware	100.0%
Forestar Oil & Gas LLC	Delaware	100.0%
Forestar/RPG Land Company LLC	Texas	65.0%
Forestar Realty Inc.	Delaware	100.0%
TEMCO Associates, LLC	Georgia	50.0%
GBF/LIC 288, Ltd.	Texas	75.0%
Gulf Coast-Stonehill, LLC	Delaware	80.0%
HM Dominion Ridge, Ltd.	Texas	50.0%
HM Pfluger, LTD	Texas	50.0%
Harbor Lakes Golf Club LLC	Delaware	100.0%
Harbor Lakes Club Management LLC	Delaware	100.0%
Ironstob, LLC	Georgia	57.9%
Isabel/Lantana, L.P.	Texas	55.0%
Johnstown Farms, LLC	Delaware	100.0%
Keller 107, Ltd.	Texas	52.0%
LIC Ventures, Inc.	Delaware	100.0%
Hickory Hill Development, L.P.	Texas	50.0%
Laurel Development II, L.P.	Texas	45.0%
Magnolia/Lantana III, L.P.	Texas	55.0%
Madison/Lantana, L.P.	Texas	55.0%

Subsidiary Name	Jurisdiction	Ownership

Magnolia/Lantana IV, L.P.	Texas	55.0%
Olympia Joint Venture	Texas	50.0%
Palisades West LLC	Taxas	25.0%
Preserve at Mustang Island LLC, (The)	Texas	90.0%
Presidio at Judge’s Hill, LP	Texas	60.0%
Round Rock Luxury Apartments Ltd.	Texas	49.3%
Sabine Real Estate Company	Delaware	100.0%
San Jacinto I LLC	Delaware	100.0%
Stoney Creek Properties LLC	Delaware	55.0%
Timber Creek Properties LLC	Delaware	88.0%
Wimberly/Lantana L.P.	Texas	55.0%